EXHIBIT 5.1

EXHIBIT 23.2

ROBERT L. B. DIENER

Law Offices of Robert Diener

56 Laenani Street

Haiku, HI 96708

(310) 396-1691  Fax: (310) 362-8887

rob@rdienerlaw.com

March 30, 2011

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE: SECURITAS EDGAR FILINGS, INC.

FORM S-1 REGISTRATION STATEMENT

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Securitas Edgar Filings, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission. I have acted as counsel to the Company and have been requested by the Company to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned Registration Statement covering all of the shares which will be offered by the Company and the Selling Shareholder(s); the number of shares being as indicated on the calculation chart to the cover page of the Company’s above-mentioned S-1 is 1,294,000, of which 1,000,000 shares are being offered by the Company and 294,000 shares are being offered by the selling shareholders.  The shares being offered for sale by Selling Shareholder(s) are currently issued and outstanding.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the shares being offered by the Company are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable. The shares to be offered by the selling shareholders are duly authorized, legally and validly issued, fully paid and non- assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Experts and Counsel" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, /s/ Robert L. B. Diener Law Offices of Robert Diener